Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of December 17, 2021 to the Credit Agreement referenced below is by and among HURCO COMPANIES, INC., an Indiana corporation (the “Company”), HURCO B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its seat (zetel) in Amsterdam, the Netherlands, with its registered office at Basisweg 10, 1043 AP, Amsterdam, the Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34114350 (the “Netherlands Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors party hereto and BANK OF AMERICA, N.A. (the “Lender”).

W I T N E S E T H

WHEREAS, credit facilities have been extended to the Borrowers pursuant to the Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Existing Credit Agreement”) dated as of December 31, 2018 among the Company, the Netherlands Borrower, the Guarantors from time to time party thereto and the Lender; and

WHEREAS, the Borrowers have requested certain modifications to the Existing Credit Agreement, and the Lender has agreed to the requested modifications on the terms set forth herein (the Existing Credit Agreement, as so amended by this Amendment, the “Credit Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Existing Credit Agreement.

2.Amendments to the Credit Agreement.  Effective upon the satisfaction of the conditions precedent set forth in Section 3 below:

(a)The Existing Credit Agreement (but not the schedules and exhibits thereto) is hereby amended and restated in its entirety as set forth in Annex A attached hereto; and

(b)Schedules 5.12, 7.01 and 7.02 to the Existing Credit Agreement are hereby amended and restated in their entireties as set forth on Schedules 5.12, 7.01 and 7.02 attached hereto.

(c)Exhibits A, C and D to the Existing Credit Agreement are hereby amended and restated in their entireties as set forth on Exhibits A, C, and D attached hereto.

3.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon:

(a)receipt by the Lender of this Amendment properly executed by the Loan Parties and the Lender;

HURCO COMPANIES, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

(b)receipt by the Lender of a certificate of a Responsible Officer dated the date hereof, certifying as to the Organization Documents of each Loan Party (which to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority) and all necessary action to authorize this Amendment, including the resolutions of the governing body of each Loan Party, the good standing (to the extent applicable), existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party;

(c)receipt by the Lender of an opinion(s) of counsel for the Loan Parties, dated as of the date hereof and addressed to the Lender, in form and substance acceptable to the Lender;

(d)receipt by the Lender of all “know your customer” or Beneficial Ownership information relating to the Company and its Subsidiaries as it shall request; and

(f)payment of the reasonable fees and expenses of counsel to the Lender.

4.Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5.Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Lender that, on and as of the date hereof, immediately after giving effect to this Amendment, (a) each of the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, if qualified by materiality or material or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default exists.

6.Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

7.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8.Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9.Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

HURCO COMPANIES, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:HURCO COMPANIES, INC.

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Chief Financial Officer

HURCO B.V.

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Managing Director and Authorized Representative

GUARANTORS:HURCO INTERNATIONAL HOLDINGS, INC.

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Secretary/Treasurer

MILLTRONICS USA, INC.

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Secretary/Treasurer

MACHINERY SALES CO. LLC

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Manager

HURCO MIDWEST LLC

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Secretary/Treasurer

PROCOBOTS LLC

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Manager

HURCO COMPANIES, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

LENDER:BANK OF AMERICA, N.A.,

as Lender

By: /s/ Matthew Doye

Name:Matthew Doye

Title: Senior Vice President

HURCO COMPANIES, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

CREDIT AGREEMENT

Dated as of December 31, 2018

among

HURCO COMPANIES, INC.

and

HURCO B.V.,

as the Borrowers

CERTAIN SUBSIDIARIES PARTY HERETO,
as the Guarantors

and

BANK OF AMERICA, N.A.,
as the Lender

i

TABLE OF CONTENTS

Page

Article I DEFINITIONS AND ACCOUNTING TERMS5

1.01Defined Terms5

1.02Other Interpretive Provisions26

1.03Accounting Terms27

1.04Rounding28

1.05Times of Day28

1.06Letter of Credit Amounts28

1.07UCC Terms28

1.08Exchange Rates; Currency Equivalents28

1.09Additional Alternative Currencies29

1.10Change of Currency29

1.11Dutch Terms30

Article II COMMITMENTS AND CREDIT EXTENSIONS31

2.01Loans31

2.02Borrowings, Conversions and Continuations of Loans32

2.03Letters of Credit33

2.04Reserved38

2.05Prepayments39

2.06Termination, Increase or Reduction of Commitments40

2.07Repayment of Loans40

2.08Interest and Default Rate40

2.09Fees41

2.10Computation of Interest and Fees42

2.11Payments Generally42

2.12Cash Collateral42

2.13The Netherlands Borrower43

Article III TAXES, YIELD PROTECTION AND ILLEGALITY44

3.01Taxes44

3.02Illegality44

3.03Inability to Determine Rates45

3.04Increased Costs48

3.05Compensation for Losses50

3.06Survival50

Article IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS50

4.01Conditions of Initial Credit Extension50

4.02Conditions to all Credit Extensions51

Article V REPRESENTATIONS AND WARRANTIES52

5.01Organization; Powers52

5.02Authorization; Enforceability52

5.03Governmental Approvals; No Conflicts52

5.04Financial Condition; No Material Adverse Change52

5.05Properties53

5.06Litigation and Environmental Matters53

5.07Compliance with Laws and Agreements53

5.08Investment Company Status53

5.09Taxes53

5.10ERISA54

i

5.11Disclosure54

5.12Subsidiaries54

5.13Regulation U54

5.14Sanctions Concerns and Anti-Corruption Laws55

5.15EEA Financial Institutions55

5.16Representations as to Netherlands Borrower55

Article VI AFFIRMATIVE COVENANTS56

6.01Financial Statements; Ratings Change and Other Information56

6.02Notices of Material Events58

6.03Existence; Conduct of Business58

6.04Payment of Obligations58

6.05Maintenance of Properties; Insurance59

6.06Books and Records; Inspection Rights59

6.07Compliance with Laws59

6.08Use of Proceeds and Letters of Credit59

6.09Subsidiary Guarantors59

6.10Further Assurances59

6.11Banking Relationship60

6.12Anti-Corruption Laws60

Article VII NEGATIVE COVENANTS60

7.01Indebtedness60

7.02Liens61

7.03Fundamental Changes62

7.04Investments, Loans, Advances, Guarantees and Acquisitions63

7.05Restricted Payments64

7.06Transactions with Affiliates65

7.07Restrictive Agreements65

7.08Minimum Working Capital65

7.09Minimum Tangible Net Worth65

7.10Sale and Leaseback Transactions65

7.11Use of Proceeds66

7.12Sanctions66

7.13Anti-Corruption Laws66

Article VIII EVENTS OF DEFAULT AND REMEDIES66

8.01Events of Default66

8.02Remedies upon Event of Default68

8.03Application of Funds68

Article IX CONTINUING GUARANTY69

9.01Guaranty69

9.02Rights of Lender69

9.03Certain Waivers69

9.04Obligations Independent70

9.05Subrogation70

9.06Termination; Reinstatement70

9.07Stay of Acceleration71

9.08Condition of Borrower71

9.09Appointment of Company71

9.10Right of Contribution71

9.11Keepwell71

Article X MISCELLANEOUS72

10.01Amendments, Etc72

10.02Notices; Effectiveness; Electronic Communications72

10.03No Waiver; Cumulative Remedies; Enforcement73

10.04Expenses; Indemnity; Damage Waiver73

10.05Payments Set Aside74

10.06Successors and Assigns75

10.07Treatment of Certain Information; Confidentiality75

10.08Right of Setoff76

10.09Interest Rate Limitation76

10.10Integration; Effectiveness76

10.11Survival of Representations and Warranties77

10.12Severability77

10.13Governing Law; Jurisdiction; Etc77

10.14Waiver of Jury Trial78

10.15[Reserved]78

10.16No Advisory or Fiduciary Responsibility78

10.17Electronic Execution; Electronic Records; Counterparts79

10.18USA PATRIOT Act Notice80

10.19Judgment Currency80

10.20Acknowledgement Regarding Any Supported QFCs81

Schedule 1.01(a)Inactive Subsidiaries

Schedule 1.01(b)Certain Addresses for Notices

Schedule 5.19(a)Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Schedule 5.19(b)Loan Parties

Schedule 7.01Existing Indebtedness

Schedule 7.02Existing Liens

Schedule 7.04Existing Investments

Schedule 7.07Restrictive Agreements

EXHIBITS

Exhibit AForm of Compliance Certificate

Exhibit BForm of Joinder Agreement

Exhibit CForm of Loan Notice

Exhibit DForm of Notice of Loan Prepayment

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of December 31, 2018, among HURCO COMPANIES, INC., an Indiana corporation (the “Company”), the Guarantors (defined herein), HURCO B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its seat (zetel) in Amsterdam, the Netherlands, with its registered office at Basisweg 10, 1043 AP, Amsterdam, the Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34114350, (the “Netherlands Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), and BANK OF AMERICA, N.A., as the Lender.

PRELIMINARY STATEMENTS:

WHEREAS, the Loan Parties (as hereinafter defined) have requested that the Lender make loans and other financial accommodations to the Loan Parties.

WHEREAS, the Lender has agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

1“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any other Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of another Person which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding Equity Interests of a partnership or limited liability company.
1“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
1“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
1“Agreement” means this Credit Agreement.
1“Agreement Currency” has the meaning specified in Section 10.19.

1“Alternative Currency” means each of the following currencies:  Euro and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.09; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
1“Alternative Currency Daily Rate” means, for any date, with respect to any Credit Extension:
(a)denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;
(b)denominated in any other Alternative Currency (to the extent such Loans denominated in currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Lender pursuant to Section 1.09(a) plus the adjustment (if any) determined by the Lender pursuant to Section 1.09(a);
1provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any changes in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
1“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.”  All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
1“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Lender by reference to Bloomberg (or such other publicly available service for displaying exchange rates) to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Lender using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
1“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
1“Alternative Currency Sublimit” means an amount equal to the lesser of the Commitments and $20,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Commitments.
1“Alternative Currency Term Rate” means for any Interest Period, with respect to any Credit Extension:
(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) on the date that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)denominated in any other Alternative Currency (to the extent such Loans denominated in currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the

Lender pursuant to Section 1.09(a) plus the adjustment (if any) determined by the Lender pursuant to Section 1.09(a);
1provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
1“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
1“Applicable Authority” means with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Lender or such administrator.
1“Applicable Rate” means, for any day, the following rates per annum:
(a)with respect to Term SOFR Loans and Letter of Credit Fees, 1.00%;
(b)with respect to Alternative Currency Daily Rate Loans, 1.00%;
(c)with respect to Alternative Currency Term Rate Loans, 1.00%; and
(d)with respect to Base Rate Loans, 0.00%.
1“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Lender to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
1“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended October 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
1“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of the Lender to make Revolving Loans and L/C Credit Extensions pursuant to Section 8.02.
1“Bank of America” means Bank of America, N.A. and its successors.
1“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus one percent (1.00%), subject to the interest rate floors set therein; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Base Rate is being used as an alternative rate of interest pursuant to

Section 3.03 hereof, then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
1“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans are only available to the Company and Loans denominated in Dollars.
1“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
1“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
1“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
1“Bloomberg” means Bloomberg Index Services Limited.
1“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
1“Borrowing” means a Revolving Borrowing.
1“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender’s Office is located; provided, that:
(a)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, a Business Day that is also a TARGET Day;
(b)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and
(c)if such day relates to any fundings, disbursements, settlements and payments in a currency other Euro or Sterling in respect of an Alternative Currency Loan denominated in a currency other than Euro or Sterling, or any other dealings in any currency other than Euro or Sterling to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
1“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

1“Cash Collateralize” means, to pledge and deposit with or deliver to the Lender, as collateral for L/C Obligations or the Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Lender, and/or (c) if the Lender shall agree, in its sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Lender.
1“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
1“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
1“Change in Law” means the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
1“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty-five percent (25%) or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);
(b)during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)the Company ceases to own and control 100% of the Equity Interests of the Netherlands Borrower.
1“Closing Date” means the date of this Agreement.
1“CME” means CME Group Benchmark Administration Limited.
1“Code” means the Internal Revenue Code of 1986.
1“Commitment” means the Revolving Commitment.
1“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
1“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
1“Company” has the meaning specified in the introductory paragraph hereto.
1“Compliance Certificate” means a certificate substantially in the form of Exhibit A.
1“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA or any proposed Successor Rate for an Agreed Currency or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SONIA” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Lender in a manner substantially consistent with market practice for such Agreed Currency (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
1 “Consolidated Current Assets” means, with respect to any Person at any date, the total Consolidated current assets of such Person at such date.
1“Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a consolidated balance sheet of such Person; provided, however, that “Consolidated Current Liabilities” shall exclude the principal amount of the Loans then outstanding.
1“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
1“Covered Party” has the meaning set forth in Section 10.20.
1“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

1“CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
1“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
1“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
1“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
1“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.
1“Designated Lender” shall have the meaning set forth in Section 3.02(b).
1“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
1“Dollar” and “$” mean lawful money of the United States.
1“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Alternative Currency last provided (either by publication or otherwise provided to the Lender) by the applicable Bloomberg source (or such other publicly available source of displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or cease to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Lender using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Lender using any method of determination it deems appropriate in its sole discretion. Any determination by the Lender pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
1“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
1“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lender in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lender of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Lender (in the case of any Loans or Letters of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lender or (d) no longer a currency in which the Lender is willing to make such Credit Extensions (each of the events described in clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Lender shall promptly notify the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Lender, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
1“Electronic Copy” shall have the meaning specified in Section 10.17.
1“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
1“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
1“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
1“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
1“ERISA” means the Employee Retirement Income Security Act of 1974.
1“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
1“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
1“Euro” and “€” mean the single currency of the Participating Member States.
1“Event of Default” has the meaning specified in Section 8.01.
1“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.11 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
1“Facility Office” means the office designated by the Lender through which the Lender will perform its obligations under this Agreement.
1“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Commitments have terminated, (b) all Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Lender shall have been made).
1“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
1“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective date; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
1“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

1“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
1“FRB” means the Board of Governors of the Federal Reserve System of the United States.
1“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
1“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation any supra-national bodies such as the European Union or the European Central Bank).
1“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
1“Guaranteed Obligations” has the meaning set forth in Section 9.01.
1“Guarantors” means, collectively, (a) each Domestic Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 6.09 or otherwise, (c) with respect to (i) Obligations under any Swap Contract, (ii) Obligations under any Cash Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 9.01 and 9.11) under the Guaranty, the Company, and (d) the successors and permitted assigns of the foregoing.
1“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article IX in favor of the holders of the Obligations, together with each other guaranty delivered pursuant to Section 6.12.
1“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
1“Honor Date” has the meaning set forth in Section 2.03(c).
1“Hurco Deferred Compensation Plan” means, collectively, the unfunded plan adopted by the Company for the purpose of providing deferred compensation for a select group of management personnel or other employees of the Company, as evidenced by the CORPORATE plan for Retirement Select Plan and Basic Plan Document effective as of July 1, 1996, as amended, and the Hurco Companies, Inc. Deferred Compensation Plan II effective January 1, 2005, as amended, and the related trust agreements.
1“Inactive Subsidiary” means a Subsidiary of the Company not actively engaged in business, and which has assets with a book value less than or equal to $10,000.  Schedule 1.01(a) lists all Inactive Subsidiaries existing on the Closing Date.  Notwithstanding anything to the contrary, so long as Hurco Technology, Inc., an Indiana corporation, holds only patents and other intellectual property and has total annual revenues of not greater than $500,000, all of which is derived from licensing of that intellectual property, it shall be deemed an Inactive Subsidiary.
1“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money (including without limitation, with respect to the Borrowers, all reimbursement obligations for Letters of Credit and all obligations owing under Swap Contracts), (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capital Lease Obligations, (vii) all obligations of such Person to purchase goods, property, or services where payment therefor is required, regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as “take or pay contracts”), (viii) all liabilities of such person in respect of unfunded liabilities under any Plan of such Person or of any ERISA Affiliate, (ix) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, including without limitation all obligations of others similar in character to those described in clauses (i) through (viii) of this definition for which such Person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of letters of credit, surety bonds, or similar obligations, and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person, and (x) all Off-Balance Sheet Liabilities of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
1“Indemnitees” has the meaning specified in Section 10.04(b).
1“Information” has the meaning specified in Section 10.07.

1“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceed three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
1“Interest Period” means, as to each Term SOFR Loan and each Alternative Currency Term Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Loan Notice; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date.
1“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
1“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Lender and the Company (or any Subsidiary) or in favor of the Lender and relating to such Letter of Credit.
1“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit B executed and delivered in accordance with the provisions of Section 6.09.
1“Judgment Currency” has the meaning specified in Section 10.19.
1“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
1“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

1“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
1“Legal Reservations” means matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered to the Lender.
1“Lender” means Bank of America, N.A. (or any of its designated branch offices or affiliates) and its successors and assigns.  The term “Lender” shall include any Designated Lender.
1“Lender’s Office” means, with respect to any currency, the Lender’s address and, as appropriate, account as set forth on Schedule 1.01(b) with respect to such currency, or such other address or account with respect to such currency as the Lender may from time to time notify the Company; which office may include any Affiliate of the Lender or any domestic or foreign branch of the Lender or such Affiliate.
1“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.
1“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.
1“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
1“Letter of Credit Fee” has the meaning specified in Section 2.03(g).
1“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Commitment.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitment.
1“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
1“Loan” means an extension of credit by the Lender to a Borrower under Article II in the form of a Revolving Loan.
1“Loan Documents” means, collectively, (a) this Agreement, (b) the Guaranty, (c) each Issuer Document, (d) each Joinder Agreement, and (e) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.12 (but specifically excluding any Swap Contract or any Cash Management Agreement).
1“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to

Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C or such other form as may be approved by the Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Lender), appropriately completed and signed by a Responsible Officer of a Borrower.
1“Loan Parties” means, collectively, each Borrower and each Guarantor.
1“Mandatory Cost” means any amount incurred periodically by the Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which the Lender is domiciled, subject to regulation, or has its Facility Office by any Governmental Authority.
1“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
1“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lender under this Agreement or any other Loan Document.
1 “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Swap Contracts of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $1,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.
1“Maturity Date” means December 31, 2023; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
1“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.12(a)(i) or (a)(ii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (d) otherwise, an amount determined by Lender.
1“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
1“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
1“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
1“Netherlands Borrower” has the meaning specified in the introductory paragraph hereto.
1“Netherlands Borrower Sublimit” means an amount equal to the lesser of the Commitments and $20,000,000.  The Netherlands Borrower Sublimit is part of, and not in addition to, the Commitments.
1 “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

1“Non-Public Lender” means (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes existing rights and/or obligations vis-à-vis the Netherlands Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.
1“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Lender), appropriately completed and signed by a Responsible Officer.
1“Obligations” means with respect to each Loan Party (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (ii) all obligations of any Loan Party or any Subsidiary owing to the Lender (or its Affiliates) in respect of Cash Management Agreements or Swap Contracts, in each case identified in clauses (i) and (ii) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
1“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
1“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction other than Capital Lease Obligations, (c) any liability under any so-called “synthetic lease” arrangement or transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person.
1“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).
1“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
1“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
1“PBGC” means the Pension Benefit Guaranty Corporation.
1“Pension Act” means the Pension Protection Act of 2006.
1“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
1“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
1“Permitted Encumbrances” means:
(a)Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 6.04;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.01(h);
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g)the interest or title of a lessor under any lease (including without limitation Capital Lease Obligations) otherwise permitted under this Agreement with respect to the property subject to such lease;

(h)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; and
(i)any Lien, right of pledge or set-off arising under the applicable general banking terms and conditions (algemene bankvoorwaarden) of the relevant account bank or under other terms and conditions of such bank provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

1“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f)any joint and several liability (hoofdelijke aansprakelijkheid) under any fiscal unity for VAT, Dutch corporate income tax or other purposes.
1“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
1“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
1“QFC Credit Support” has the meaning specified in Section 10.20.
1“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity

Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
1“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Lender); provided that to the extent such market practice is not administratively feasible for the Lender, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Lender.
1“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
1“Relevant Governmental Body” means Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
1“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA, and (c) Euros, EURIBOR, as applicable.
1 “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
1“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
1“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Lender or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Lender, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Lender, appropriate authorization documentation, in form and substance satisfactory to the Lender.
1“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.
1“Revaluation Date” means (a) with respect to any Loan, each of the following:  (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iii) such additional dates as the Lender shall determine; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the Lender under any Letter of Credit denominated in an Alternative Currency, and (iii) such additional dates as the Lender shall determine.
1“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by the Lender pursuant to Section 2.01.
1“Revolving Commitment” means the Lender’s obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01 and (b) issue Letters of Credit for the account of the Company pursuant to Section 2.03.  The Revolving Commitment on the Closing Date shall be $40,000,000.
1“Revolving Loan” has the meaning specified in Section 2.01.
1“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
1“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee.
1“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Lender to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
1“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
1“Scheduled Relevant Rate Unavailability Date” has the meaning specified in Section 3.03(c).
1“Scheduled Term SOFR Unavailability Date” has the meaning specified in Section 3.03(b).
1“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
1“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
1“SOFR Adjustment” with respect to  Daily Simple SOFR means 0.26161% (26.161 basis points), and with respect to Term SOFR means 0.11448% (11.448 basis points) for an interest period of one-month’s duration, 0.26161% (26.161 basis points) for an interest period of three-month’s duration, 0.42826% (42.826 basis points) for an interest period of six-months’ duration, and 0.71513% (71.513 basis points) for an interest period of twelve–months’ duration.
1“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as a SOFR Administrator at such time.
1“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
1“SONIA Adjustment” means, with respect to SONIA, 0.1193% (11.93 basis points) per annum.
1“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
1“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.11).
1“Sterling” and “£” mean the lawful currency of the United Kingdom.
1“Subordinated Indebtedness” of a Person means any Indebtedness of such Person for borrowed money the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Lender.
1“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
1“Substantial Portion” means, with respect to the property of the Company and its Subsidiaries, property which (a) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the last day of the month preceding the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above for such twelve-month period.
1“Successor Rate” means a Successor Term SOFR or Successor Relevant Rate, as the context may require.
1“Successor Relevant Rate” has the meaning specified in Section 3.03(c).
1“Successor Term SOFR” has the meaning specified in Section 3.03(b).
1“Supported QFC” has the meaning specified in Section 10.20.
1“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
1“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
1“Tangible Net Worth” means, at any date, an amount equal to (a) the total common stockholder’s equity of the Company, minus (b) the amount of all intangible items included therein, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names, all as determined in accordance with GAAP.
1“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
1“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Lender to be a suitable replacement) is open for the settlement of payments in Euro.
1“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one (1) month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

1“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR. All Term SOFR Loans shall be denominated in Dollars.
1“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Lender) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).
1“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).
1“Third Amendment Effective Date” means December 17, 2021.

1“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.
1“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
1“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
1 “United States” and “U.S.” mean the United States of America.
1“Unreimbursed Amount” has the meaning specified in Section 2.03(c).
1“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
1“U.S. Special Resolution Regime” has the meaning specified in Section 10.20.
1“Wholly-Owned Subsidiary” of a Person means (a) any subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled (other than in the case of Foreign Subsidiaries, director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Company and its Subsidiaries under applicable law).
1“Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.
1.02Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan

Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term a, any, each of, all, and/or, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting a Borrower, individually and/or in the aggregate.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or Lender shall so request, the Lender and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
1.04Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08Exchange Rates; Currency Equivalents.
(a)The Lender shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Lender.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Lender.
(c)The Lender does not warrant, nor accept responsibility, nor shall the Lender have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and anty related spread or other adjustment) that is an alternative or replacement for or successor to any such rates (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.
1.09Additional Alternative Currencies.
(a)The Company may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency.  In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Lender, and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Lender.
(b)Any such request shall be made to the Lender not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Lender in its sole discretion).
(c)If the Lender consents to making Alternative Currency Loans or Letters of Credit in such requested currency and the Lender reasonably determines that an appropriate interest rate is available to be used for such requested currency, the Lender shall so notify the Company and (i) the Lender may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans or the issuance of Letters of Credit, as applicable.
1.10Change of Currency.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Lender may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Lender may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.11Dutch Terms

In this Agreement, in the context of a Loan Party or assets located in the Netherlands, a reference in this Agreement to:

(a)“the Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands;
(b)“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).
(c)a “person” includes a natural person, a legal person (within the meaning of articles 2:1 to 2:3 (inclusive) of the Dutch Civil Code), a general partnership (vennootschap onder firma), a limited partnership (commanditaire vennootschap) or other partnership (maatschap) or other entity and any other temporary or permanent joint venture as well as similar entities incorporated under the laws of any jurisdiction other than the Netherlands;
(d)a “director” means a statutair bestuurder;
(e)a “board of directors” means a bestuur;
(f)a “board of supervisory directors” means a raad van commissarissen;
(g)a “necessary action to authorise” includes, where applicable, without limitation:
(i)a resolution from the board of directors approving the terms of, and the transactions contemplated by this Agreement and resolving that it execute, deliver and perform this Agreement and any other Applicable Foreign Obligor Documents;
(ii)to the extent required under Dutch law or the applicable articles of association, a resolution from the general meeting of the shareholders approving the terms of, and the transactions contemplated by this Agreement and resolving that it execute, deliver and perform this Agreement and any other Applicable Foreign Obligor Documents;
(iii)to the extent required under Dutch law or the applicable articles of association, a resolution from the board of supervisory directors approving the resolutions of the board of directors and the terms of, and the transactions contemplated by this Agreement and resolving that it execute, deliver and perform this Agreement and any other Applicable Foreign Obligor Documents;
(iv)any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) followed by obtaining an unconditional positive advice (advies) from the competent works council(s); and

(v)authorising the Company to act as its agent in connection with the Applicable Foreign Obligor Documents.
(h)A “subsidiary” includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code (Burgerlijk Wetboek);
(i)“security”, a “security interest” or “lien” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), financial collateral arrangement (financiële zekerheidsovereenkomst) and, in general, any right in rem (goederenrechtelijk recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(j)a “winding-up”, “administration”, “reorganisation” or “dissolution” (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(k)a “moratorium” includes surseance van betaling and granted a moratorium includes surseance verleend;
(l)“insolvency proceedings” include:
(i)bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency procedure (noodregeling) or any other procedure having the effect that the entity to which it applies loses the free management or ability to dispose of its property (irrespective of whether the procedure is provisional or final); and
(ii)dissolution (ontbinding) or any other procedure having the effect that the entity to which it applies ceases to exist;
(m)any “procedure” in relation to the suspension of payments, moratorium of any indebtedness, winding-up, administration or reorganisation or analogous procedure or step includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act (Invorderingswet 1990);
(n)“Debtor Relief Laws” includes the Dutch Bankruptcy Act (Faillissementswet);
(o)an “administrator” includes a bewindvoerder;
(p)an “attachment” includes a beslag; and
(q)a “merger” includes a juridische fusie.

Article II

COMMITMENTS AND CREDIT EXTENSIONS
2.01Loans.

Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers, in Dollars or in one or more Alternative Currencies, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitment, (ii) the aggregate Outstanding Amount of all Loans made to the Netherlands Borrower shall not exceed the Netherlands Borrower Sublimit, and (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.  Within the limits of the Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Loans may be Base Rate Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Company delivers a funding indemnity letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.

2.02Borrowings, Conversions and Continuations of Loans.
(a)Notice of Borrowing.  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Lender, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Lender of a Loan Notice. Each such Loan Notice must be received by the Lender not later than (i) in the case of Term SOFR Loans, 11:00 a.m. two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, (ii) in the case of Alternative Currency Loans, 11:00 a.m. four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation, and (iii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, shall be, unless otherwise agreed by Lender, in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof (or such lesser amounts as agreed by the Lender).  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be, unless otherwise agreed by Lender, in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof (or such lesser amounts as agreed by the Lender).  Each Loan Notice (whether telephonic or written) shall specify (A) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto, (F) the currency of the Loans to be borrowed, and (G) the applicable Borrower.  If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month.  Any such automatic conversion of Term SOFR Loans to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans.  If a Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Except as permitted pursuant to Section 2.02(c), no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.
(b)Advances.  Following receipt of a Loan Notice, upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Lender shall make the requested funds available to the applicable Borrower either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by such Borrower.
(c)Term SOFR Loans and Alternative Currency Term Rate Loans.  Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Loan.  During the existence of a Default, (i) no Loans may be requested as, converted to or continued as Term SOFR Loans and (ii) no Loans may be requested as, or converted to Alternative Currency Daily Rate Loans or converted to or continued as Alternative Currency Term Rate Loans, as applicable, in each case without the consent of the Lender.  The Lender may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans and any or all of the then outstanding Alternative Currency Term Rate Loans be prepaid or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)Interest Periods.  After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.
(e)Interest Rates.  Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower in the absence of manifest error.
(f)Conforming Changes.  With respect to any Alternative Currency Daily Rate, SOFR or Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Lender shall post each such amendment implementing such Conforming Changes to the Borrower reasonably promptly after such amendment becomes effective.
2.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, the Lender agrees (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Company or, in the Lender’s sole and absolute discretion, any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (B) to honor drawings under the Letters of Credit; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Commitment and (y) the Outstanding Amount of the L/C Obligations not exceed the Letter of Credit Sublimit.  Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)The Lender shall not be under any obligation to issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Lender has approved such expiry date; or
(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless Borrower provides Cash Collateral at the time of issuance or the Lender has approved such expiry date.
(C)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing the Letter of Credit, or any Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;
(D)the issuance of the Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally;
(E)except as otherwise agreed by the Lender, the Letter of Credit is in an initial stated amount less than $100,000;
(F)except as otherwise agreed by the Lender, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(G)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(H)the Lender does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(iii)The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company and/or such Subsidiary, as required by the Lender. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the Lender, by personal delivery or by any other means acceptable to the Lender. Such Letter of Credit Application must be received by the Lender not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the Lender may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Lender may require.  Additionally, the Company shall furnish to the Lender such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Lender may require.
(ii)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Company a true and complete copy of such Letter of Credit or amendment.
(iii)If the Company so requests in any applicable Letter of Credit Application, the Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Lender to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Lender, the Company shall not be required to make a specific request to the Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lender shall permit the extension of such Letter of Credit at any time to an expiry date not later than the

Letter of Credit Expiration Date; provided, however, that the Lender shall not permit any such extension if (A) the Lender has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and directing the Lender not to permit such extension.
(c)Drawings and Reimbursements.  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Company thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the Lender in such Alternative Currency, unless (i) the Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (ii) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the Lender promptly following receipt of the notice of drawing that the Company will reimburse the Lender in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Lender under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the Lender in an amount equal to the amount of such drawing and in the applicable currency.  In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the Lender for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Company fails to so reimburse the Lender by such time, the Company shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans.  Any notice given by the Lender pursuant to this Section 2.03(c) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(d)Obligations Absolute.  The obligation of the Company to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the Lender of any requirement that exists for the Lender’s protection and not the protection of the Company or any waiver by the Lender which does not in fact materially prejudice the Company;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries; or
(ix)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the Lender.  The Company shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.

(e)Role of the Lender.  The Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Lender, any of its Related Parties nor any correspondent, participant or assignee of the Lender shall be liable or responsible for any of the matters described in Section 2.03(d).  In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(f)Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the Lender and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, the Lender shall not be responsible to the Company for, and the Lender’s rights and remedies against the Company shall not be impaired by, any action or inaction of the Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Lender or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(g)Letter of Credit Fees.  The Company shall pay to the Lender a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (A) due and payable on the first Business Day following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(h)Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(i)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the Lender hereunder for any and all drawings under such Letter of Credit.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04Reserved.

2.05Prepayments.
(a)Optional.  A Borrower may, upon notice to the Lender pursuant to delivery to the Lender of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Lender (A) such notice must be received by Lender not later than 11:00 a.m. (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans, (2) four (4) Business Days (or five (5), in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amounts as agreed by the Lender); (C) any prepayment of Alternative Currency Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amounts as agreed by the Lender); and (D) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof (or such lesser amounts as agreed by the Lender) or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date, the currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Loan and any Alternative Currency Loan, any additional amounts required pursuant to Section 3.05.
(b)Mandatory.
(i)If for any reason the Total Revolving Outstandings at any time exceed the Revolving Commitment at such time, the Borrowers shall immediately prepay Revolving Loans (together with all accrued but unpaid interest thereon) and/or the Company shall immediately Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless, after the prepayment of the Revolving Loans, the Total Revolving Outstandings exceed the Revolving Commitment at such time.
(ii)Application of Other Payments.  Prepayments made pursuant to this Section 2.05(b), first, shall be applied to the outstanding Revolving Loans, and, second, shall be used to Cash Collateralize the remaining L/C Obligations.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party that has provided Cash Collateral) to reimburse the Lender.
(iii)Alternative Currencies.  If the Lender notifies the Company at any time that the Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize Letters of Credit in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iv)Netherlands Borrower Sublimit.  If the Lender notifies the Company at any time that the Outstanding Amount of all Loans owing by the Netherlands Borrower at such time exceeds an amount equal to 105% of the Netherlands Borrower Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Netherlands Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Netherlands Borrower Sublimit then in effect.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans, then to Alternative Currency Daily Rate Loans, then to Term SOFR Loans and lastly to Alternative Currency Term Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06Termination, Increase or Reduction of Commitments.
(a)Optional.  The Company may, upon notice to the Lender, terminate the Revolving Commitment or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Commitment or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Lender not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Commitment or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.
(b)Incremental Increase.  The Borrowers may, upon notice to the Lender, request that the Revolving Commitment be increased, on a one time basis, by an amount not to exceed $10,000,000 (the “Incremental Facility Amount”).  Such notice shall set forth the amount of the requested increase (which shall be a minimum amount of $5,000,000 and minimum increments of $1,000,000).  The Lender shall, by notice to the Borrowers, either agree to increase the Revolving Commitment or decline to increase the Revolving Commitment, in either case, in its sole discretion.  In the event the Incremental Facility Amount is approved by the Lender, it will be subject to the execution and delivery of such definitive agreements and other documentation as deemed reasonably necessary by the Lender to effectuate such increase.  The Incremental Facility Amount is uncommitted as of the Closing Date.
(c)Payment of Fees.  All fees in respect of the Revolving Commitment accrued until the effective date of any termination of the Revolving Commitment shall be paid on the effective date of such termination.
2.07Repayment of Loans.

Each Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of all Revolving Loans made to such Borrower that are outstanding on such date.

2.08Interest and Default Rate.

(a)Interest.  Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; and (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.  To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a rate that is less than zero, such rate shall be deemed zero for purposes of this Agreement.
(b)Default Rate.
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Lender, while any Event of Default exists (including a payment default), all outstanding Obligations hereunder may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest Payments.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees.

In addition to certain fees described in subsection (g) of Section 2.03:

(a)[Reserved]
(b)Other Fees.

The Company shall pay to the Lender, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Loans denominated in Alternative Currencies shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11, bear interest for one (1) day.  Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11Payments Generally.

All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Lender at the Lender’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Lender at the Lender’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Lender on the dates specified herein. Without limiting the generality of the foregoing, the Lender may require that any payments due under this Agreement be made in the United States.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  All payments received by the Lender (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Lender, in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

2.12Cash Collateral.
(a)Certain Credit Support Events.  If (i) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, or (ii) the Company shall be required to provide Cash Collateral pursuant to the terms hereof, the Company shall immediately following any request by the Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount.  Additionally, if the Lender notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)Grant of Security Interest.  The Company hereby grants to (and subjects to the control of) the Lender and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.12(c).  If at any time the Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Lender, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Lender, pay or provide to the Lender additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America.  The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.12 or Sections 2.03, 2.05 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to secure obligations shall be released promptly following the determination by the Lender that there exists excess Cash Collateral; provided, however, (i) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (ii) the Person providing Cash Collateral and the Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated obligations.
2.13The Netherlands Borrower.
(a)Obligations.  Notwithstanding anything contained to the contrary herein or in any Loan Document, (i) the Netherlands Borrower shall not be obligated with respect to any Obligations of the Company hereunder, (ii) the Obligations owed by the Netherlands Borrower hereunder shall be several and not joint with the Obligations of the Company and (iii)  the Netherlands Borrower shall not be obligated as a Guarantor under Article IX with respect to the Obligations of the Company or any Domestic Subsidiary.
(b)Appointment.  The Netherlands Borrower hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Company may execute such documents on behalf of the Netherlands Borrower as the Company deems appropriate in its sole discretion and the Netherlands Borrower shall be obligated by all of the terms of any such document executed on its behalf (ii) any notice or communication delivered by the Lender to the Company shall be deemed delivered to the Netherlands Borrower and (iii)  the Lender may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of the Netherlands Borrower.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.

If any payments to the Lender under this Agreement are made from outside the United States, the applicable Borrower will not deduct any foreign taxes from any payments it makes to the Lender.  If any such taxes are imposed on any payments made by a Borrower (including payments under this paragraph), such Borrower will pay the taxes and will also pay to the Lender, at the time interest is paid, any additional amount which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes had not been imposed.  As soon as practicable after any payment of taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Company will deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

The Company will confirm that the applicable Borrower has paid the taxes by giving the Lender official tax receipts (or notarized copies) within thirty (30) days after the due date.

3.02Illegality.
(a)If Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender or its applicable Lender’s Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by the Lender to the Company, (i) any obligation of the Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be, in each case, suspended, and (ii) if such notice asserts the illegality of Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of Lender shall, if necessary to avoid such illegality, be determined by Lender without reference to the Term SOFR component of the Base Rate, in each case until Lender notifies the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrowers shall, upon demand from Lender, prepay all Alternative Currency Loans in the affected currency or currencies or all Term SOFR Loans, as applicable, convert all Term SOFR Loans of Lender to Base Rate Loans (the interest rate on which Base Rate Loans of Lender shall, if necessary to avoid such illegality, be determined by Lender without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain such Term SOFR Loans or Alternative Currency Term Rate Loans, to such day and (ii) if such notice asserts the illegality of Lender determining or charging interest rates based upon SOFR, the Lender shall during the period of such suspension compute the Base Rate applicable to Lender without reference to the Term SOFR component thereof until the Company is advised in writing by Lender that it is no longer illegal for Lender to determine or charge interest rates based upon SOFR.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

(b)If, in any applicable jurisdiction, Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension to the Netherlands Borrower, Lender shall promptly notify Company, and until such notice by Lender is revoked, any obligation of Lender to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled.  Upon receipt of such notice, the Loan Parties shall, (A) repay the affected outstanding Obligations, (B) to the extent applicable, Cash Collateralize that portion of applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by Lender to mitigate or avoid such illegality.
(c)The Lender may at its option make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of Lender (a “Designated Lender”) to make such Credit Extension; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement; provided, however, if the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension to the Netherlands Borrower then, on notice thereof by the Lender to the Company, and until such notice by the Lender is revoked, any obligation of the Lender or its Designated Lender to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled.  Upon receipt of such notice, the Loan Parties shall, take all reasonable actions requested by the Lender to mitigate or avoid such illegality.  Any Designated Lender shall be considered a Lender.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or continuation of any such Loan, as applicable, (i) the Lender determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with (x) in the case of Term SOFR Loans, Section 3.03(b) and the circumstances under clause (i) of Section 3.03(b), or the Scheduled Term SOFR Unavailability Date has occurred (as applicable) or (y) in the case of Alternative Currency Loans, Section 3.03(c), and the circumstances under clause (i) of Section 3.03 or the Scheduled Relevant Rate Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Lender determines that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to the Lender of funding such Loan, then the Lender will promptly so notify the Company.

Thereafter, (x) the obligation of the Lender to make or maintain Term SOFR Loans or Alternative Currency Loans in the affected currencies, as applicable, or to convert Base

Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Loans, Interest Period(s) or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice.

Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to or continuation of Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans, in each case to the extent of the affected Loans, Interest Period(s) or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted to a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(b)Replacement of Term SOFR or Successor Term SOFR. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Company notifies the Lender that the Company has determined, that:
(i)adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month, and six (6) month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Lender or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated bilateral loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Lender, that will continue to provide such  interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Term SOFR Unavailability Date”);

then, on a date and time determined by the Lender (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Term SOFR Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Lender, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Term SOFR”).

If the Successor Term SOFR is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Lender determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Term SOFR then in effect, then in each case, the Lender and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Term SOFR in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated bilateral credit facilities executed in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated bilateral credit facilities executed in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Lender from time to time in its reasonable discretion and may be periodically updated.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a Successor Term SOFR.

(c)Replacement or Successor of Other Relevant Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Company notifies the Lender that the Company has determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Lender that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Relevant Rate Unavailability Date”); or

(iii)bilateral loans currently being executed in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency.

or if the events or circumstances of the type described in Section 3.03(c)(i), (ii) or (iii) have occurred with respect to the Successor Relevant Rate then in effect, then, the Lender and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Successor Relevant Rate for an Alternative Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar bilateral credit facilities executed in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar bilateral credit facilities executed in the United States and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Lender from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Relevant Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Lender shall have posted such proposed amendment to the Company.

(d)Successor Rates Generally.

The Lender will promptly (in one or more notices) notify the Company of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Lender, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendment implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Lender shall provide each such amendment implementing such Conforming Changes to the Company reasonably promptly after such amendment becomes effective.

3.04Increased Costs.
(a)Increased Costs Generally.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii)subject the Lender to any taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on the Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement, Term SOFR Loans or Alternative Currency Loans made by the Lender or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the applicable Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender or the Lender’s Office or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of the Lender or the Loans made by or the Letters of Credit issued by the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
(c)Mandatory Costs.  If Lender incurs any Mandatory Costs attributable to the Obligations hereunder, then from time to time the Company will pay (or cause to be paid) to the Lender such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.
(d)Certificates for Reimbursement.  A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a), (b) or (c) of this Section and delivered to the Company shall be conclusive absent manifest error.  The applicable Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(e)[Reserved].
(f)Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of the Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05Compensation for Losses.

Upon demand of the Lender from time to time, each Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by a Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or
(c)any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The applicable Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

For purposes of calculating amounts payable by a Borrower to the Lender under this Section 3.05, the Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.

3.06Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder.

Article IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension.

The obligation of the Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)Execution of Credit Agreement; Loan Documents.  The Lender shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and (ii) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto.
(b)Officer’s Certificate.  The Lender shall have received a certificate of a Responsible Officer dated the Closing Date, certifying as to the Organization Documents of each Loan Party

(which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority) and all necessary action to authorize, including the resolutions of the governing body of each Loan Party, the good standing (to the extent applicable), existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party.
(c)Legal Opinions of Counsel.  The Lender shall have received an opinion or opinions (including, if requested by the Lender, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Lender, in form and substance acceptable to the Lender.
(d)Existing Indebtedness of the Loan Parties.  All of the existing Indebtedness for borrowed money of the Company and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.
(e)Beneficial Ownership.  Prior to the Closing Date, if a Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to such Loan Party.
(f)Fees and Expenses.  The Lender shall have received all fees and expenses, if any, owing pursuant to Section 2.09.
4.02Conditions to all Credit Extensions.

The obligation of the Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:

(a)Representations and Warranties.  The representations and warranties of each Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.04(a)(i) and 5.04(a)(ii) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b), respectively.
(b)Default.  No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)Request for Credit Extension.  The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)Alternative Currency.  In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
(e)Legal Impediment.  There shall be no impediment, restriction, limitation or prohibition imposed under Law or by any Governmental Authority, as to the proposed financing under this Agreement or the repayment thereof or as to rights created under any Loan Document or as to application of the proceeds of the realization of any such rights.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lender, as of the date made or deemed made, that:

5.01Organization; Powers.

Each of the Company and its Subsidiaries is duly organized, validly existing and (to the extent such concept is applicable) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

5.02Authorization; Enforceability.

The Transactions are within each Loan Party’s organization powers and have been duly authorized by all necessary organizational and, if required, equity holder action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of the Loan Parties, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.03Governmental Approvals; No Conflicts.

The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the Organization Documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

5.04Financial Condition; No Material Adverse Change.
(a)The Company has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended October 31, 2017, reported on by RSM US LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended July 31, 2018, certified by a Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)Since October 31, 2017, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.
5.05Properties.
(a)Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.06Litigation and Environmental Matters.
(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
(b)Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
5.07Compliance with Laws and Agreements.

Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.  Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

5.08Investment Company Status.

Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

5.09Taxes.

Each of the Company and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.10ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.  As of the Closing Date the Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.11Disclosure.

The Company has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.12Subsidiaries.

Schedule 5.12 contains an accurate list of all Subsidiaries of the Company as of the Third Amendment Effective Date, setting forth their respective jurisdictions of organization and the percentage of their respective Equity Interests owned by the Company or other Subsidiaries.  All of the issued and outstanding Equity Interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.  Each Subsidiary of the Company has and will have all requisite organizational power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted.

5.13Regulation U.

Margin stock (as defined in Regulation U of the FRB) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.14Sanctions Concerns and Anti-Corruption Laws.
(a)Sanctions Concerns.  No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
(b)Anti-Corruption Laws.  The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.15EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

5.16Representations as to Netherlands Borrower.
(a)The Netherlands Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by the Netherlands Borrower of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither the Netherlands Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which the Netherlands Borrower is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which the Netherlands Borrower is organized and existing for the enforcement thereof against the Netherlands Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Netherlands Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which the Netherlands Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by the Netherlands Borrower pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Lender.  It is not required under the Laws of the jurisdiction in which the Netherlands Borrower is incorporated or resident or at the address specified for the Netherlands Borrower on Schedule 1.01(b) to make any deduction for or on account of tax from any payment it may make under any Loan Documents.
(d)The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by the Netherlands Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which the Netherlands Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
(e)The choice of the law of the State of New York as the governing law of the Loan Documents will be recognized and enforced in the Netherlands Borrower’s jurisdiction of incorporation and, subject to the Legal Reservations, any judgment obtained in New York in relation to a Loan Document will be recognized and enforced in the Netherlands Borrower’s jurisdiction of incorporation.
(f)Under the Laws of the jurisdiction in which the Netherlands Borrower is incorporated it is not necessary that the Loan Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Loan Documents or the transactions contemplated by the Loan Documents.
Article VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, the Company covenants and agrees with the Lender that:

6.01Financial Statements; Ratings Change and Other Information.

The Company will furnish to the Lender:

(a)within 90 days after the end of each fiscal year of the Company, (i) its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by RSM US LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception arising out of the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except that consolidated balance sheets and related statements of operations and retained earnings need not be provided for Inactive Subsidiaries or Subsidiaries whose only asset is the Equity Interests of another Subsidiary of the Company and consolidating statements need not be certified by such accountants) and (ii) a consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows for Company and the Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year;

(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis or consolidating basis, as applicable in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (except that consolidated balance sheets and related statements of operations and retained earnings need not be provided for Inactive Subsidiaries or Subsidiaries whose only asset is the Equity Interests of another Subsidiary of the Company and consolidating statements need not be certified by such accountants);
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.08 and 7.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)[reserved];
(e)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(f)within 45 days of the end of each fiscal year of the Company, an annual operating and cash flow budget prepared in a manner consistent with the budgets delivered by Borrower to the Lender prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Lender;
(g)promptly following any request therefor, information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and
(h)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Lender may reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet, as listed on Schedule 1.01(b); or (b) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that:  (i) the Company shall deliver paper copies of such documents to the Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (ii) the Borrower shall notify the Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Lender by e-mail electronic versions (i.e., soft copies) of such documents.

6.02Notices of Material Events.

The Company will furnish to the Lender prompt written notice of the following:

(a)the occurrence of any Default;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000;
(d)any claim to the effect that the Company or any of its Subsidiaries has become subject to any Environmental Liability or any allegation that the Company or any of its Subsidiaries has violated any Environmental Law which could reasonably be expected to have a Material Adverse Effect; and
(e)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.03Existence; Conduct of Business.

The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.  The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

6.04Payment of Obligations.

The Company will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

6.05Maintenance of Properties; Insurance.

The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all material property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

6.06Books and Records; Inspection Rights.

The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  The Lender shall use commercially reasonable efforts to conduct such activities in a manner designed to minimize disruptions to the Company’s and its Subsidiaries’ ongoing business operations.

6.07Compliance with Laws.

The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.08Use of Proceeds and Letters of Credit.

The proceeds of the Loans will be used for general corporate purposes.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.  Letters of Credit will be issued for the Company’s general corporate purposes.

6.09Subsidiary Guarantors.

The Company will promptly, but not more than 10 days after such event, cause each Domestic Subsidiary which is acquired or created or which ceases to be an Inactive Subsidiary after the Closing Date to execute and deliver to the Lender a Joinder Agreement.  In connection with the foregoing, the Company shall deliver to the Lender, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01 and such other documents or agreements as the Lender may reasonably request.  The Company shall notify the Lender, within 10 days after the occurrence thereof, of any Person becoming a Subsidiary.

6.10Further Assurances.

The Company will, and will cause each other Loan Party to, execute and deliver within 30 days after request therefor by the Lender, all further instruments and documents and take all further action that may be necessary or desirable, or that the Lender may reasonably request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lender under, this Agreement and the other Loan Documents.  In addition, the Company agrees to deliver to the Lender within 30 days after the acquisition or creation of any Subsidiary not listed in Schedule 5.12 hereto, supplements to Schedule 5.12 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

6.11Banking Relationship.

The Company will use, and cause its Domestic Subsidiaries to use, and, to the extent reasonably practical and not cost prohibitive for its Foreign Subsidiaries, cause such Foreign Subsidiaries to use, the Lender as its primary bank of account, cash management and related account services, in each case, subject to restrictions under applicable laws.

6.12Anti-Corruption Laws.

The Company will, and will cause each Subsidiary to conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

Article VII

NEGATIVE COVENANTS

The Company hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date that:

7.01Indebtedness.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness owing to the Lender or its Affiliates;
(b)Indebtedness arising under Swap Contracts; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;”
(c)Indebtedness existing on the Third Amendment Effective Date and set forth in Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
(d)Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;
(e)Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $1,000,000 at any time outstanding;
(f)product warranty obligations incurred in the ordinary course of business;
(g)Subordinated Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;
(h)(i) Indebtedness of Hurco GmbH in an aggregate principal amount not to exceed $12,000,000 associated with the mortgage and development for the new Hurco GmbH facility in Germany, and (ii) any Guarantee thereof from the Company;
(i)any joint and several liability (hoofdelijke aansprakelijkheid) under any fiscal unity for VAT, Dutch corporate income tax or other purposes;
(j)any liability of the Netherlands Borrower with respect to Indebtedness permitted under this Section 7.01 that is incurred by its Subsidiaries organized under the Laws of the Netherlands, which liability arises under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in section 2:403 of the DCC (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to section 2:404 (2) DCC);
(k)Indebtedness in an aggregate amount not to exceed Chinese Yuan 20,000,000 of Ningbo Hurco Machine Tool Co. Ltd. and/or Ningbo Hurco Trading Co. Ltd which replaces the credit facility previously made available by JPMorgan Chase Bank or its Affiliate in favor of Ningbo Hurco Machine Tool Co. Ltd. and an unsecured guaranty of payment from the Company or any Subsidiary of Ningbo Hurco Machine Tool Co. Ltd. and/or Ningbo Hurco Trading Co. Ltd in favor of any such replacement lender;
(l)Indebtedness in an aggregate amount not to exceed Taiwan Dollars 200,000,000 of Hurco Manufacturing Ltd., a private company organized under the laws of Taiwan, which replaces the credit facility previously made available by JPMorgan Chase Bank or an Affiliate thereof and an unsecured guaranty of payment of such Indebtedness from the Company or any Subsidiary of Hurco Manufacturing Ltd. in favor of any such replacement lender; and
(m)Indebtedness (other than Indebtedness permitted above in this Section 7.01) in the aggregate outstanding amount not exceeding $10,000,000 at any time.
7.02Liens.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)Permitted Encumbrances;
(b)any Lien on any property or asset of the Company or any Subsidiary existing on the Third Amendment Effective Date and set forth in Schedule 7.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)Liens on assets of Hurco GmbH securing Indebtedness incurred pursuant to Section 7.01(h)(i);
(d)any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(e)Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 7.01(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(f)Liens in favor of the Lender and its Affiliates;
(g)Liens on assets of Ningbo Hurco Machine Tool Co. Ltd., Ningbo Hurco Trading Co. Ltd and/or their Subsidiaries securing Indebtedness incurred pursuant to Section 7.01(k); and
(h)Liens on assets of Hurco Manufacturing Ltd. and/or its Subsidiaries securing Indebtedness incurred pursuant to Section 7.01(l).
7.03Fundamental Changes.
(a)The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if either such Subsidiary is a Loan Party, then the surviving entity shall also be a Loan Party) and (iii) any Subsidiary (other than the Netherlands Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lender; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.04.
(b)The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its property (other than cash) to any other Person, except:

(i)Sales and leases of inventory in the ordinary course of business, and licensing of software, patents, and other assets in the ordinary course of business.
(ii)Leases, sales or other dispositions of its property that, together with all other property of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the property of the Company and its Subsidiaries.
(iii)Sales of the Company’s Equity Interests.
(c)The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
7.04Investments, Loans, Advances, Guarantees and Acquisitions.

The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)cash investments under the Hurco Deferred Compensation Plan made pursuant to the related trust agreements;
(b)investments in existence on the Closing Date and described on Schedule 7.04;
(c)(i) Permitted Investments and (ii) Restricted Payments permitted by Section 7.05;
(d)Investments by the Company existing on the Closing Date in the Equity Interests of its Subsidiaries;
(e)loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary;
(f)Guarantees constituting Indebtedness permitted by Section 7.01;
(g)investments made after the Closing Date comprised of capital contributions (whether in the form of cash, a note or other assets), up to $10,000,000 in the aggregate, to new or existing Subsidiaries;
(h)the Company or any Subsidiary may make any Acquisition so long as (i) the Company or such Subsidiary, as the case may be, shall be the survivor of such Acquisition, (ii) the

Acquisition is of or with a Person engaged in a line of business similar to the lines of business presently engaged in by the Company, which include the manufacturing of machine tools, development of software for machine tools and distribution of machine tools, or a line of business that reasonably would be considered an ordinary extension of any such line of business presently engaged in by the Company, (iii) the Acquisition is consensual and not hostile or contested, (iv) both immediately before and after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom and the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date thereof (both before and after such Acquisition is consummated), (v) as soon as available, and in any event not later than a date that provides the Lender a reasonable amount of time prior to the proposed date of consummation of such Acquisition to complete its review, the Company shall have furnished to the Lender such agreements, documents and information relating to the Acquisition, including without limitation pro forma covenant calculations demonstrating covenant compliance as of the last day of the most recently ending fiscal quarter after taking into account such Acquisition, and evidence of such authorizations and consents with respect to the Acquisition and the requirements of the Loan Documents and the Lender in connection therewith, as the Lender may reasonably request, all in form, substance and detail satisfactory to the Lender (collectively, the “Acquisition Documents”), (vi) neither the Company nor any of its Subsidiaries shall, as a result of or in connection with such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect, (vii) neither the Company nor any of its Subsidiaries shall, as a result of or in connection with such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect, (viii) immediately before and after the consummation of such Acquisition, the sum of the unused amount of the Commitment plus the Company’s cash on hand as demonstrated to the Lender to its reasonable satisfaction shall be not less than $10,000,000, and (ix) concurrently with the consummation of such Acquisition (or such later time as agreed by the Lender in its sole discretion), the Company and its Subsidiaries, including without limitation each such Subsidiary acquired or created in connection with such Acquisition, shall comply with all of the requirements of this Agreement and the other Loan Documents, including without limitation causing to be executed and/or delivered at such time all agreements and other documents of the types required under Sections 4.01, 6.09 and 6.10 of this Agreement; and
(i)to the extent constituting an investment, any liability of the Netherlands Borrower arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in section 2:403 of the DCC (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to section 2:404 (2) DCC).
7.05Restricted Payments.

The Company will not, and will not permit any of its Subsidiaries to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests (i) payable solely in additional shares of its common stock and (ii) payable in cash so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately before and after giving effect to such Restricted Payment, the sum of the unused amount of the Commitment plus the Company’s cash on hand as demonstrated to the Lender to its reasonable satisfaction shall be not less than $10,000,000, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, and (d) the Company may repurchase its Equity Interests; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of payments made by the Company for all such repurchases shall not exceed $10,000,000 for any fiscal year.

7.06Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Wholly-Owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 7.05.

7.07Restrictive Agreements.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) with respect to any material agreement, including any agreement governing Material Indebtedness, the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or other agreements evidencing Indebtedness on Schedule 7.01, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

7.08Minimum Working Capital.

The Company will not permit its Working Capital as of the end of any fiscal quarter to be less than $125,000,000.

7.09Minimum Tangible Net Worth.

The Company will not permit its Tangible Net Worth at any time to be less than $176,461,500.

7.10Sale and Leaseback Transactions.

The Company will not, nor will it permit any Subsidiary to, enter into or suffer to exist any Sale and Leaseback Transaction if the sum of the aggregate amount of obligations of the Company and its Subsidiaries under the resulting leases under all such Sale and Leaseback Transactions plus the aggregate principal amount of all Indebtedness secured by Liens permitted under Section 7.02(e) does not exceed $10,000,000 at any time.

7.11Use of Proceeds.

The Company will not, and will not permit any of its Subsidiaries to use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.12Sanctions.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person of Sanctions.

7.13Anti-Corruption Laws.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions.

Article VIII

EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default.

Any of the following shall constitute an Event of Default:

(a)Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants.  The Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to any Borrower’s existence) or 6.08 or in Article VII; or
(c)Other Defaults.  The Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (b)

of this Section 8.01) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Company or after the Company otherwise becomes aware of such breach; or
(d)Representations and Warranties.  Any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made and the Company or such Subsidiary fails to remedy such misrepresentation within five days following written notice thereof to the Company or after the Company otherwise becomes aware of such misrepresentation; or
(e)Cross-Default.  (i) The Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 8.01(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or
(f)Insolvency Proceedings, Etc.  The Company or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or a substantial part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or a substantial part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts.  The Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or
(h)Judgments.  The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) final judgments or orders for the payment of money in excess of $1,000,000 (or equivalent thereof in currencies other than Dollars) in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer is has been notified of the potential claim and does not dispute coverage), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith; or
(i)ERISA.  An ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000; or

(j)Invalidity of Loan Documents.  Any Loan Document or any provisions thereof shall cease to be in full force or effect as to any Loan Party, or any Loan Party or any Person acting for or on behalf of any Loan Party shall deny or disaffirm the any Loan Party’s obligations under any Loan Document; or
(k)Swap Contracts.  Nonpayment by the Company or any Subsidiary of any obligation under any Swap Contract when due or the breach by the Company or any Subsidiary of any term, provision or condition contained in any Swap Contract; or
(l)Change of Control.  There occurs any Change of Control.

If a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Lender as determined in accordance with Section 10.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the Lender, as required hereunder in Section 10.01.

8.02Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)declare the Commitment of the Lender to make Loans and L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise all rights and remedies available to it under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans and L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

8.03Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Lender to pay fully all Obligations, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Lender in its sole discretion.  Excluded

Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets.

Article IX

CONTINUING GUARANTY
9.01Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees to each holder of the Obligations, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, arising hereunder or under any other Loan Document, any Cash Management Agreement or any Swap Contract (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the holders of the Obligations in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.  The Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

9.02Rights of Lender.

Each Guarantor consents and agrees that the holders of the Obligations may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

9.03Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any holder of the Obligations) of the liability of any Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any holder of the Obligations whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any holder of the Obligations; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

9.04Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

9.05Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated.  If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the holders of the Obligations and shall forthwith be paid to the holders of the Obligations to reduce the amount of the Obligations, whether matured or unmatured.

9.06Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or a Guarantor is made, or any of the holders of the Obligations exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the holders of the Obligations in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the holders of the Obligations are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

9.07Stay of Acceleration.

If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against a Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the holders of the Obligations.

9.08Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Guarantor requires, and that none of the holders of the Obligations has any duty, and such Guarantor is not relying on the holders of the Obligations at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (each Guarantor waiving any duty on the part of the holders of the Obligations to disclose such information and any defense relating to the failure to provide the same).

9.09Appointment of Company.

Each of the Loan Parties hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provided such authorizations on behalf of such Loan Parties as the Company deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Lender to the Company shall be deemed delivered to each Loan Party and (c) the Lender may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Loan Parties.

9.10Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

9.11Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of any Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IX voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Article X

MISCELLANEOUS
10.01Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Loan Parties, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.02Notices; Effectiveness; Electronic Communications.
(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, fax number, e-mail address or telephone number specified on Schedule 1.01(b).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Lender).  The Lender or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement by the intended recipient (such as by the “return receipt requested” function, as available, return email address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)Change of Address, Etc.  Each of the Company and the Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)Reliance by Lender.  The Lender shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications and Notice of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement.

No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Lender and each Related Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any

Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)Payments.  All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(e)Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(d) shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside.

To the extent that any payment by or on behalf of a Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

10.06Successors and Assigns.

This Agreement is binding on each Loan Party’s and the Lender’s successors and assignees.  Each Loan Party agrees that it may not assign this Agreement without the Lender’s prior consent.  The Lender may sell participations in or assign this loan, and may exchange information about the Loan Parties (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees, provided with respect to a loan to the Netherlands Borrower that such participant or assignee is a Non-Public Lender.  If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrowers.

10.07Treatment of Certain Information; Confidentiality.
(a)Treatment of Certain Information.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder, (viii) with the consent of the Company or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Company.  For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers the Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
(b)Press Releases.  The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Lender or its Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Lender, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.
(c)Customary Advertising Material.  The Loan Parties consent to the publication by the Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.
10.08Right of Setoff.

If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have.  The Lender agrees to notify the Company promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and until the Facility Termination Date.

10.12Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER

LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS.  EACH PARTY HERETO (OTHER THAN THE NETHERLANDS BORROWER) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)SERVICE OF PROCESS (NETHERLANDS BORROWER).  WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE ALLOWED UNDER ANY RELEVANT LAW, THE NETHERLANDS BORROWER: (i) IRREVOCABLY APPOINTS THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE COURTS OF THE STATE OF NEW YORK IN CONNECTION WITH ANY LOAN DOCUMENT AND (ii) AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY THE NETHERLANDS BORROWER OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED.  THE NETHERLANDS BORROWER EXPRESSLY AGREES AND CONSENTS TO THE PROVISIONS OF THIS SECTION 10.13(e).
10.14Waiver of Jury Trial.

PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.15[Reserved].
10.16No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) (i) the services regarding this Agreement provided by the Lender and any Affiliate thereof are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Lender and its Affiliates, on the other hand, (ii) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Lender and its Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Company, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Lender nor any of its Affiliates has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Lender nor any of its Affiliates has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Company and each other Loan Party hereby waives and releases any claims that it may have against the Lender or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

10.17Electronic Execution; Electronic Records; Counterparts.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Loan Parties and the Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Lender is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Lender has agreed to accept such Electronic Signature, the Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Lender, Electronic Signature shall be promptly followed by a manually executed counterpart.

The Lender shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Lender and each Related Party for any liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.18USA PATRIOT Act Notice.

The Lender hereby notifies the Company and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify each Loan Party in accordance with the Act.  The Company and the Loan Parties agree to, promptly following a request by the Lender, provide all such other documentation and information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the Lender agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20Acknowledgement Regarding Any Supported QFCs.
(a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to the defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.20, the following terms shall have the meanings set forth below:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

1“Covered Entity” means any of the following:  (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
1“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
1“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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